FOR IMMEDIATE RELEASE: FLORIDA DISTRIBUTION

CARE CONCEPTS I, INC.
760 E. MCNAB RD.
POMPANO BEACH, FLORIDA 33060

COMPANY CONTACT: STEVE MARKLEY, CEO
IBIDAMERICA@AOL.COM
954-786-2510

CARE CONCEPTS I REPORTS YEAR-END RESULTS
Subsidiary IBID America Posts 285% Increase in Total Sales

         POMPANO BEACH, FL - APRIL 10, 2003 - Care Concepts I, Inc. (OTCBB:
CCON) recently announced its results for year-end 2002. The Company's net income rose to $12,562 from a loss of $282,065 in 2001. Sales, exclusive of an extraordinary gain of $180,600, rose to $775,311 in 2002 from $272,492 in 2001, an increase of $502,819 or 285%

         "We attribute the increase in revenues to widening consumer recognition and acceptance of our specialized concept for marketing and promoting area businesses through our Internet auction site, www.ibidusa.com ," said CEO Steve Markley. "Our South and Central Florida markets are firmly established and growing."

         ABOUT THE COMPANY: Care Concepts I, through its subsidiary iBid America, Inc., showcases local and national businesses on its internet website www.ibidusa.com. Products and services are featured in an auction format starting with an opening bid of about 30% percent of the retail value. Many of the auctions benefit local and national charitable organizations. The Company's executive offices are located in Pompano Beach, Florida.


Note: This press release for Care Concepts I, Inc. may contain forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding events, conditions and financial trends that may affect the Company's operating results and financial position. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company's expectations, which are subject to various risks and uncertainties listed in the Company's SEC filings. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.